UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	88-0641865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2026, SES AI Corporation (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the NYSE has determined to (i) commence proceedings to delist the Company’s public warrants (the “Warrants”) and (ii) immediately suspend trading in the Warrants due to “abnormally low selling price” levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. Each Warrant is presently exercisable for one share of the Company’s Class A common stock at an exercise price per share of $11.50, ticker symbol “SES WS.” To effect the delisting, the NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the Warrants upon completion of all applicable procedures.

Trading in the Company’s Class A common stock will continue on the NYSE under the ticker symbol “SES”, subject to the Company’s continued compliance with the NYSE’s other continued listing requirements, and is unaffected by this action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: August 14, 2026	By:	/s/ Ray Liu
	Name:	Ray Liu
	Title:	Chief Financial Officer